As filed pursuant to Rule 424(b)(5)
Registration No. 333-262604

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 12, 2022

PROSPECTUS SUPPLEMENT

(To prospectus dated May 12, 2022)

LiqTech International, Inc.

Shares of Common Stock

Pre-Funded Warrants to Purchase up to                Shares of Common Stock

We are offering directly              shares of our common stock and, to certain investors whose purchase of common stock would result in the investor, together with its affiliates, beneficially owning more than 9.99% of our common stock following the completion of the offering, pre-funded warrants to purchase shares of common stock, pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

The pre-funded warrants will be immediately exercisable, subject to the limitations described in the section “Description of Pre-Funded Warrants—Exercisability,” and may be exercised at any time after their original issuance. The purchase price of each pre-funded warrant sold in this offering will be equal to the price at which a share of common stock is sold in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share.

Our common stock is quoted on The Nasdaq Global Market under the symbol “LIQT.” On May 11, 2022, the last reported sales price for our common stock was $1.00 per share. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and as such, we have elected to comply with certain reduced public company reporting requirements.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement forms a part. As a result of these limitations and the current public float of our common stock, we may offer and sell shares of our common stock having an aggregate offering price of up to $31,359,733 pursuant to this prospectus supplement. In the 12-month period prior to the date of this prospectus supplement we did not offer any securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option of a period of 30 days to purchase up to an additional shares of common stock.

The underwriters expect to deliver the shares of common stock to purchasers on May   , 2022. The pre-funded warrants are expected to be delivered on or about May   , 2022

Certain of our directors and officers have indicated an interest in purchasing up to $1.5 million of shares of our common stock in this offering, based on their preliminary indications of interest. It also is possible that these investors could indicate an interest in purchasing more shares of our common stock. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to these investors, or these investors may determine to purchase more, less or no shares in this offering.

Sole Book-Running Manager

Lake Street

Co-Manager

Joseph Gunnar & Co., LLC

Prospectus supplement dated May     , 2022

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, in this prospectus the terms “LiqTech,” the “Company,” “we,” “us” and “our” refer to LiqTech International, Inc., together with its subsidiaries, taken as a whole. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

LiqTech International, Inc. is a clean technology company that provides state-of-the-art gas and liquid purification products by manufacturing ceramic silicon carbide filters and membranes. For more than two decades, we have developed and manufactured products of re-crystallized silicon carbide. We specialize in three business areas: ceramic membranes for liquid filtration systems, diesel particulate filters (DPFs) to control soot exhaust particles from diesel engines, and plastic components for usage in various industries. Using nanotechnology, we develop proprietary products using patented silicon carbide technology. Our products are based on unique silicon carbide membranes that facilitate new applications and improve existing technologies. We market our products from our office in Denmark and through local representatives and distributors. The products are shipped directly to customers from our production facilities in Denmark.

Our Products

We manufacture and sell a broad range of ceramic membranes and systems for the filtration of liquids and diesel particulate filters to control soot exhaust particles from diesel engines. We also provide plastic parts through the recently acquired BS Plastic A/S for various internal and external industrial applications. We currently serve over 250 customers across the world and we have installed our filtration systems in over 35 countries.

Silicon Carbide Ceramic Membranes for Liquid Filtration

For more than two decades, LiqTech has developed, manufactured, and sold innovative silicon carbide ceramic filtration technologies for liquid and gas purification. Our product portfolio consists of silicon carbide ceramic filters for liquid purification and diesel particulate filters for gas purification. Based on our continuous R&D, patented technologies, and evolved production methods, we are able to produce state-of-the-art silicon carbide filters.

Our products are manufactured with a silicon carbide ceramic membrane based on patented technology. We are not aware of other companies that make both the substrate (honeycomb) and the membrane (the part that accomplishes the filtering) solely from silicon carbide. Our products are based on the following silicon carbide membrane technologies:

●

CoMem ceramic membranes, which are unique patented technology designed as a tubular membrane. It utilizes a crossflow structure to handle high concentrations of suspended solids found in produced water from the oil and chemical industry, wastewater from industrial processes and manure filtration, and other applications. It offers consistent removal of oil and suspended solids at high throughput rates regardless of feed conditions. We offer onshore and offshore solutions and have extensive experience with produced water streams for fracking, gas condensate, and oil emulsions. We believe our SiC filters are the best alternative to micro-flotation and walnut shell filters due to their cost savings, reduced installation cost, robustness, and reduced downtime. Our chemically inert, plug-and-play membranes are extremely hard, chemically resistant, and durable ceramics with high flux (flow). SiC membranes are stronger, harder, longer-lasting, more temperature-resistant, and recover faster than conventional ceramic or polymeric membranes;

●

Flat sheet membranes (FSM), which are designed for submerged outside-in filtration applications. The FSM is highly applicable for wastewater reuse, groundwater, pre reverse osmosis treatment, and other applications. LiqTech’s FSM towers can be customized with different rack sizes and tower heights. The FSMs offer low energy consumption, maximum permeation, innovative rack design, and high flux;

●

Disc membranes, which are designed for the removal of high-suspended solids, oil droplets, and process water. The disc membranes use outside-in filtration and have internal permeation channels, facilitating the removal of the solids. A crossflow effect is generated through the discs' rotation at high velocities, which enables flow cleaning of the filter membrane surface. This principle offers 80% energy savings compared to conventional cross-flow;

●

Aqua Solution®, which integrates a dead-end structural design with cutting-edge membrane technology in a solution specifically designed for applications in the pre-treatment for reverse osmosis, wastewater treatment, and swimming pool and spa water filtration. Our Aqua Solution® offers the same water flow as conventional sand filters, which typically require up to 400 times more space and have pore sizes at least three times larger than our SiC membranes. Moreover, our Aqua Solution® reduces the number of membrane elements, pressure vessels, the water consumption for backwash, and the energy costs by offering high flow capabilities at very low pressure. Also, it eliminates the consumption or maintenance of filter cartridges; and

●

Hybrid Technology Membranes (HTM), which is a new patented asymmetric membrane that combines the desired properties from silicon carbide (SiC) and zirconia (ZrO₂) ceramics. With a pore size of 60 nanometers (nm), it is suitable for ultrafiltration applications. This state-of-the-art membrane technology facilitates new separation processes and new filtration applications.

Diesel Particulate Filters (DPFs) for Gas Purification

We offer diesel particulate filters for exhaust emission control solutions to the verified retrofit and original equipment manufacturer (OEM) market through our direct sales force. DPF sales are generally made to distributors specializing in sales to end-users. To date, we have sold over 2.5 million DPFs. We use a proprietary “nano wash coat” to provide a catalytic coating for anything from diesel particulate filters to catalytic converters. Our DPF products are sold worldwide under the LiqTech brand.

We have developed a robust silicon carbide diesel particulate filter that is especially effective for vehicles that produce a high soot load. If properly maintained, a LiqTech DPF can last as long as the vehicle’s engine. Our DPFs are ideal for off-road vehicles because of their strength, chemical non-reactive nature, temperature resilience, and thermal conductivity.

Our DPF filters can handle higher soot loads than filters that do not use a silicon carbide membrane, making them ideal for situations in which engines infrequently reach high enough temperatures to burn off the soot. Examples include:

●	Garbage trucks;
●	Port vehicles;
●	Diesel pickup trucks not carrying a full load;
●	Off-road construction vehicles that idle for long periods of time; and
●	Intra-city vehicles that do not reach highway speeds.

Future tightening legislation in the marine industry has also created a new opportunity for our DPF product to reduce black carbon emissions from shipping.

Turnkey Water Treatment Solutions

LiqTech develop, manufacture, and sell liquid filtration systems using our patented silicon carbide technology (sometimes also referred to herein as our “SiC Filters”). Our current focus is on marine scrubber wastewater, hydrocarbon production-derived contaminated water, which we refer to herein as “produced water”, removal of heavy metals in mining and energy applications, pre-filtration for reverse osmosis in drinking water, and other industrial applications.

Our SiC ceramic membrane systems have been used in the following applications by our clients:

●

Marine Scrubber Wastewater: We supply water filtration systems for marine scrubber systems that may be employed on ships to reduce sulfur emissions stemming from heavy fuel oil (HFO) operations, allowing vessels to comply with the IMO 2020 sulfur cap. To date, more than 250 water treatment systems have been installed because of orders from European and Asian scrubber technology providers, shipyards, and ship owners.

●

Produced Water: Our membrane systems can be used for the filtration of produced water, which is a byproduct of oil and gas production. The amount of produced water varies from 0.1 to 10 times the amount of oil produced. We have performed testing with major international private and public oil and gas companies. Our solution is market-proven, approved by various international oil and gas companies, and applicable for onshore and offshore operations.

●

Pre-filtration of Reverse Osmosis Drinking Water: To convert seawater or surface water into potable water, the seawater or surface water must be pre-filtered before entering the reverse osmosis membranes. We have a market-proven solution for pre-filtration in reverse osmosis, tested by various customers all over the world.

●

Industrial Applications: We have delivered complete water treatment systems for specific targeted, aggressive fluid applications such as removing heavy metals for energy providers in Denmark and Finland and water treatment systems for mining wastewater for a European mining company. In addition, our membrane systems have achieved meaningful results to reduce OPEX and increase product quality in acidic purification.

●

Producing Clean Drinking Water: The potential advantages of LiqTech SiC ceramic membranes in drinking water are numerous. Some examples include groundwater removal of precipitated salts such as iron and manganese, surface water removal of organic suspended solids and humic acid, and seawater pre-filtration before reverse osmosis.

●

Food and Beverage Applications: High-quality filtration products for the food and beverage industry significantly reduce chemicals and wastewater taxes by installing a fully automated LiqTech membrane system.

●

Pool and Spa Water: We have supplied several turnkey water filtration systems for medium to very large public swimming pool installations in Europe and we had new orders in the second quarter of 2022. Our SiC ceramic membranes provide unique advantages for the commercial pool filtration industry with the smallest footprint on the market, reduced water and chemical consumption, and consistent, high-quality water filtration.

Besides the applications mentioned above utilizing silicon carbide ceramic membranes, LiqTech has many other industrial water treatment applications that do not use ceramic membranes. These applications include:

●

Seawater Reverse Osmosis (SWRO): SWRO represents a brand-new LiqTech solution to turn seawater into potable water using polymeric membranes. Through its high energy efficiency and guaranteed, consistent water quality, SWRO provides one of the most efficient and sustainable solutions to convert seawater into drinkable freshwater. The LiqTech SWRO units are suitable for small commercial vessels, fishing boats, sailing boats, small port applications, and generally all places with access to seawater and where desalinated, potable water is needed.

●

Filter Press: The LiqTech Filter Press is a water sludge treatment system, enabling solid and liquid separation. The filter press can convert sludge into a filter cake consisting of 80% dry matter, depending on the pressure and application. One of the primary purposes of employing a filter press is to reduce discharge handling costs.

●

UV Disinfection: LiqTech is a distributor of UV-C LED Disinfection Systems. UV-C LED disinfection technology can be used to purify water, air, and surfaces. The solution provides reliable and low-cost disinfection to protect human health.

Highly Flexible & Innovative Plastic Manufacturing

LiqTech provides highly flexible and innovative plastics manufacturing, focusing on machining, welding, bending, and solvent cementing. With an intense focus on customer demands, LiqTech serves market leaders in the cleantech, pharma, food, healthcare, and graphics industries.

Our Strategy

Our strategy is to leverage our core competencies in material science, fluid dynamics, and systems integration, creating differentiated products with compelling value propositions to penetrate attractive end markets with regulatory and ESG tailwinds. Essential imperatives associated with our strategy include the following:

●

Develop and reinforce new products and applications to provide clean water and reduce pollution. We currently provide water filtration systems for scrubber technology providers, shipowners, and ship operators as well as tailored filtration systems for oil & gas operators and services companies. We are expanding our range of products to better leverage existing customer relationships and develop new relationships within the oil & gas, marine, and global chemical industries. Based on our calculations, there is a $4.3 billion total available market for our products in the oil and gas industry (which we estimate will increase to a $6.4 billion total available market by 2029), a $2.7 billion total available market in the marine industry and a $49 billion total available market in the industrial industry (which we estimate will increase to a $78 billion total available market by 2028).

●

Better penetrate existing end markets where our value proposition is strong. We have successfully sold products and installed systems into several end markets--including automotive/transportation, clean water and pool filtration, marine, industrial wastewater, and oil & gas. We are focused on targeting and activating new customers in these end markets while working with distributors, agents, and partners to access other important geographic markets.

●

Develop new end markets for our core products and applications. Our existing products and systems are relevant for and valuable to other end markets, and we regularly evaluate opportunities to partner with strategic customers to perfect new applications and validate associated value propositions.

●

Focus on the reduction of costs and investments to achieve a return to profitability in 2023. We are focused on executing initiatives within various aspects of the Company designed to significantly reduce costs and investments, these include:

●

re-aligning our corporate management structure through a reduction in headcount and labor costs of approximately 25%. The new organization reflects a focused effort to align key leaders with strategic imperatives, inspire greater accountability and performance management, eliminate silos and layers of middle management, and operate a leaner, more efficient business;

●	planning similar reductions in non-labor expenses;
●	suspending our investment in the facility in China and other planned projects in Denmark;
●	identifying and negotiating a $3-4 million reduction in capital expenditure commitments through the cancellation, reduction and postponement of orders;
●	working to optimize volume, price and mix to generate margin accretion; and
●	executing improvement initiatives in manufacturing to unlock capacity, increase yields, reduce scrap, and lower average unit costs.

Recent Developments

On March 24, 2021, we entered into a Securities Purchase Agreement with an institutional investor pursuant to which we agreed to issue and sell a $15.0 million principal amount senior convertible note (the “existing convertible note”). Concurrent with the offering, we are negotiating a proposed amendment to our existing senior convertible note.  The terms of the amendment would include a pay down of the note to a principal balance of $10 million from the proceeds of the equity offering (see “Use of Proceeds”), a postponement of monthly redemption payments until January 1, 2023, a reduction in the amount of the monthly redemption payments from $840,000 to $672,000, a new conversion price of 125% of the public offering price per share in the offering, a new maturity date of December 1, 2024, and an option held by the noteholder for full redemption on March 1, 2024.  We would also agree to secure the note with $5 million cash to be held in a U.S. bank account.

Additionally, the Company is currently renegotiating the terms and conditions, including significantly lower volume commitments, for the 3-year, $23 million OEM membrane supply agreement with a European customer that was previously announced.

Corporate Information

We filed our Articles of Incorporation on July 1, 2004 and are incorporated under the laws of the State of Nevada. Our principal executive office is located at Industriparken 22C, 2750 Ballerup, Denmark, and our telephone number is +45 3131 5941. We maintain an Internet website at www.liqtech.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our website as soon as reasonably practicable after we electronically file with or furnish them to the SEC and are available in print to any stockholder who requests a copy. The information contained in, or accessible from, our website is not a part of this Prospectus.

THE OFFERING

Common Stock Offered by Us	shares.

Pre-Funded Warrants Offered by Us

We are also offering, to certain investors whose purchase of common stock would result in the investor, together with its affiliates, beneficially owning more than 9.99% of our common stock following the completion of the offering, pre-funded warrants to purchase shares of common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common Stock to be Outstanding After this Offering	shares.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full). We intend to use the net proceeds of this offering for working capital and general corporate purposes, as well as repaying all or a portion of its outstanding senior convertible note. See “Use of Proceeds.”

Risk Factors

Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-[ ], as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Participation in this Offering	Certain of our directors and officers have indicated an interest in purchasing up to $1.5 million of shares of our common stock in this offering, based on their preliminary indications of interest. It also is possible that these investors could indicate an interest in purchasing more shares of our common stock. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no shares in this offering to these investors, or these investors may determine to purchase more, less or no shares in this offering.

Nasdaq Global Market Symbol	“LIQT”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 21,352,688 shares of common stock outstanding as of March 31, 2022 and excludes the shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering, as well as:

•	1,015,000 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of March 31, 2022, with an exercise price of $0.001 per share;
•	561,862 shares of common stock subject to restricted stock units, or RSUs, outstanding as of March 31, 2022;
•	1,987,113 shares of common stock reserved and available for future issuance as of March 31, 2022, under our equity incentive plans;
•	shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants and no exercise of the pre-funded warrants we are offering to certain investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If any of the risks incorporated by reference or set forth below occurs, our business, operations, financial condition and prospects could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations, financial condition and prospects, or cause the value of our common stock to decline.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase securities sold in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the combined public offering price of $ per share of common stock and $ per pre-funded warrant sold in this offering, and assuming that all of the pre-funded warrants to purchase shares of our common stock were immediately exercised for cash at an exercise price of $0.001 per share, and our net tangible book value as of March 31 ,2022, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $ per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Future sales of our common stock in the public market could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

We may raise money through additional public or private offerings of our equity securities or equity-linked securities. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

In addition, we have a significant number of pre-funded warrants outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future in connection with a financing, an acquisition, a litigation settlement, employee arrangements or otherwise. In the event that the outstanding options or warrants are exercised, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive a significant amount, or potentially any, additional funds upon the exercise of our pre-funded warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in substantial dilution to our stockholders.

Prior to this offering, we have issued pre-funded warrants to purchase a total of 1,015,000 shares of our common stock, of which none have been exercised and 1,015,000 are currently outstanding. Each pre-funded warrant is exercisable for $0.001 per share of common stock underlying such pre-funded warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in substantial dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the common stock, causing our stock price to decline.

Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, as applicable, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, as applicable. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. This is especially underlined by the impacts from the COVID-19 pandemic on the Company, including the related effects to our business operations, results of operations, cash flows, and financial position. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus supplement will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Forward-looking statements include, but are not limited to, statements concerning:

●	The COVID-19 outbreak and its effects on our business operations and financial condition;

●

Our dependence on a few major customers for a significant portion of our revenue and the potential adverse effects to our financial condition if we fail to maintain or develop our relationship with one or more of these major customers;

●	The impact on our business operations and financial condition if we fail to raise additional funds;

●	The potential adverse effects to our business operations and financial condition by changes in China’s political, social, regulatory or economic environments;

●	The potential interruption or delay of raw materials caused by restrictions on freight and transportation routes;

●	The exposure to potentially adverse tax consequences on our international operations;

●	The impact to our business operations by adverse conditions or events affecting the marine transportation industry;

●	Our ability to adapt to potentially adverse changes in global and regional economic conditions and legislative, regulatory and political developments;

●	Our dependence on the expertise and experience of our management team and the retention of key management.

●	Our future reliance on qualified additional personnel to expand our business;

●	Our ability to compete in a changing regulatory landscape, enforcement of existing emissions-related environmental regulations and potential further tightening of emission standards worldwide;

●	Our dependence on corporate or government funding for emissions control programs;

●	Our ability to manage our expected revenue growth;

●	Our ability to compete under changing governmental standards by which our products are evaluated;

●	The potential monetary costs of defending our intellectual property rights;

●	Our ability to successfully protect our intellectual property rights;

●	The possibility of a dispute over intellectual property developed in conjunction with third parties we have contractual relationships with;

●	The possibility that we could become subject to litigation that could be costly, limit or cancel our intellectual property rights or divert time and efforts away from our business operations;

●	The potential negative impact to the sales of our products caused by technological advances of our competitors;

●	The adverse effect to our business operations if we fail to obtain adequate supplies of raw materials or fail to obtain raw materials at affordable prices;

●	Our potential reliance on subcontractors or to develop sufficient manufacturing capacity to meet demand;

●	The financial impact of fluctuation and volatility of foreign currencies;

●	The potential liability for environmental harm or damages resulting from technical faults or failures of our products;

●

The possibility that an investor located within the United States may not be able to or find it difficult to enforce any judgments obtained in United States courts because a significant portion of our assets and some of our officers and directors may be located outside of the United States;

●	The possibility that we may not be able to develop and maintain an effective system of internal control over financial reporting, leading to inaccurate reports of our financial results;

●	The possibility of breaches in the security of our information technology systems;

●	The liability risk of our compliance to environmental laws and regulations;

●	The potential negative impact of more stringent environmental laws and regulations as governmental agencies seek to improve minimum standards;

●

The possibility that enforcement actions to suspend or severely restrict our business operations could be brought against the Company for our failure to comply with laws or regulations and the potential costs of defending against such actions.

Any forward-looking statement made by us herein speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million, or $ million if the underwriters’ option to purchase additional shares is exercised in full. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from the offering for working capital and general corporate purposes, as well as repaying all or a portion of  outstanding senior convertible note. The convertible note presently has interest payable quarterly at a rate of 5% per annum, payable in cash or shares of common stock of the Company. The convertible note presently matures on October 1, 2023. Concurrent with the offering, we are negotiating a proposed amendment to our existing senior convertible note, which we will pursue entering into if such note is not repaid in full (however, we cannot guarantee that we will be able to enter into such an amendment as we have not entered into any binding agreement with the noteholder). The terms of the amendment would include a new maturity date of December 1, 2024, and an option held by the noteholder for full redemption on March 1, 2024.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our growth efforts and other factors described under “Risk factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion over the uses of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

Pending these uses, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2022 was approximately $8.3 million, or $0.39 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2022. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of our common stock and pre-funded warrants to purchase up to shares of our common stock at the public offering price of $ per share of common stock and $ per pre-funded warrant (which equals the public offering price per share of the common stock less the $0.001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants) and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $ million, or $ per share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and immediate dilution of $ per share to investors purchasing our common stock and pre-funded warrants in this offering at the public offering price. The following table illustrates this increase on a per share basis:

Public offering price per share			$
Net tangible book value per share as of March 31, 2022		$0.39
Increase in net tangible book value per share attributable to investors purchasing our common stock and pre-funded warrants in this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to investors purchasing our common stock in this offering			$

If holders of pre-funded warrants exercise the pre-funded warrants offered hereby, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $ per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $ per share. If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $ per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $ per share.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 21,352,688 shares of common stock outstanding as of March 31, 2022 and excludes the shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering, as well as:

•	1,015,000 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of March 31, 2022, with an exercise price of $0.001 per share;
•	561,862 shares of common stock subject to RSUs outstanding as of March 31, 2022;
•	1,987,113 shares of common stock reserved and available for future issuance as of March 31, 2022, under our equity incentive plans; and
•	shares of common stock issuable upon the exercise of the pre-funded warrants being offered by us in this offering.

To the extent that outstanding options or warrants, including the pre-funded warrants offered hereby, have been or may be exercised, or restricted stock units have vested or may vest, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants do not expire.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “—Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

UNDERWRITING

We are offering the shares of common stock and pre-funded warrants described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Lake Street Capital Markets, LLC is acting as the lead bookrunner of this offering and Joseph Gunnar & Co., LLC is acting as co-manager (any reference to “underwriter” in this Underwriting Section shall be deemed to refer to both Lake Street Capital Markets, LLC and Joseph Gunnar & Co., LLC, unless either party is specifically referred to). The underwriter named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock and pre-funded warrants listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares of Common Stock	Number of Pre-Funded Warrants
Lake Street Capital Markets, LLC
Total

The underwriter has advised us that they propose to offer the shares of common stock and the pre-funded warrants to the public at the offering price set forth on the cover page of this prospectus supplement. The underwriter proposes to offer the shares of common stock and pre-funded warrants to certain dealers at the same price less a concession of not more than $        per share. After the offering, these figures may be changed by the underwriter.

The shares and warrants sold in this offering are expected to be ready for delivery on or about           , 2022, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional                     shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

Underwriting Discount to be paid by us	Total with no Over-Allotment	Total with Over-Allotment
Per Share	$	$
Per Pre-Funded Warrant	$	$
Total	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $                    . This includes $               of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Lake Street Capital Markets, LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Lake Street Capital Markets, LLC. The restrictions described in this paragraph will not apply to the issuance of common stock upon the exercise of the pre-funded warrants following the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriter. Other than the prospectus in electronic format, the information on the website of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LIQT.” We do not intend to list the pre-funded warrants on Nasdaq or any other nationally recognized securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer, Inc..

Selling Restrictions

Canada.         The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area.         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock or pre-funded warrants may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock or pre-funded warrants may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock or pre-funded warrants shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock or pre-funded warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase any shares of our common stock or pre-funded warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. The underwriter has represented and agreed that:

●

they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received in connection with the issue or sale of the shares of our common stock or pre-funded warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●

they have complied and will comply with all applicable provisions of the FSMA with respect to anything done in relation to the shares of our common stock or pre-funded warrants in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters in connection with this offering will be passed upon by Snell & Wilmer L.L.P., Reno, Nevada. Certain legal matters with respect to the securities offered hereby will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered certified public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. In addition to the foregoing, we maintain a website at http://www.liqtech.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus supplement, the accompanying prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K or other information “furnished” to the SEC, or any exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on March 18, 2022, as amended by the Company’s Current Report on Form 8-K/A, as filed with the SEC on March 28, 2022;

(4)

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and all proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (1) above; and

(5)

The description of the Company’s capital stock contained in the Company’s Form 8-A filed with the SEC on April 15, 2019, which incorporates by reference the descriptions set forth in the Company’s Registration Statement on Form S-3 (File No. 333-220496) filed with the SEC on September 15, 2017.

Any statement contained in this prospectus supplement, or in a document of which all or a portion is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus supplement contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

LiqTech International, Inc.

Industriparken 22C, DK 2750

Ballerup, Denmark

+45 3131 5941

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 28, 2022

PROSPECTUS

LiqTech International, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

LiqTech International, Inc., a Nevada corporation (“us”, “we”, “our”, or the “Company”), may offer, issue and sell from time to time, in one or more series separately or together, shares of our common stock, preferred stock and warrants to purchase our common stock. The aggregate public offering price of the securities that we might offer through this prospectus will be up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol “LIQT”. On April 25, 2022 the last reported sale price of our Common Stock on the Nasdaq Capital Market was $1.69 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of common stock and preferred stock and/or warrants  in one or more offerings up to a total dollar amount of $100,000,000.

The registration statement of which this prospectus is a part provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We will provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 2 and the financial statements incorporated herein by reference.

Overview

LiqTech International, Inc. is a clean technology company that provides state-of-the-art gas and liquid purification products by manufacturing ceramic silicon carbide filters. For more than two decades, we have developed and manufactured products of re-crystallized silicon carbide. We specialize in two business areas: ceramic membranes for liquid filtration and diesel particulate filters (DPFs) to control soot exhaust particles from diesel engines. Using nanotechnology, we develop proprietary products using patented silicon carbide technology. Our products are based on unique silicon carbide membranes that facilitate new applications and improve existing technologies. We market our products from our offices in Denmark and local representatives and distributors across Europe, the Middle East and Asia, with the products shipped directly to customers from our production facilities in Denmark.

The terms “LiqTech”, “we”, “our”, “us”, the “Company” or any derivative thereof, as used herein, refer to LiqTech International, Inc., a Nevada corporation, together with its direct and indirect wholly-owned subsidiaries, including LiqTech USA, Inc., a Delaware corporation (“LiqTech USA”), which owns all of the outstanding equity interest in in LiqTech NA, Inc., a Delaware corporation (“LiqTech NA”) and in LiqTech Holding A/S, a Danish limited company, organized under the Danish Act on Limited Companies of the Kingdom of Denmark (“LiqTech Holding”), together with its direct wholly-owned subsidiaries LiqTech Ceramics A/S (“LiqTech Ceramics”), LiqTech Water A/S (“LiqTech Water”), LiqTech Plastics A/S (“LiqTech Plastics”), LiqTech Water Projects A/S ("LiqTech Water Projects”), LiqTech Emission Control A/S (“LiqTech Emission Control”), all Danish limited companies organized under the Danish Act on Limited Companies of the Kingdom of Denmark, and LiqTech Environment Technologies (China) Co., Ltd. (“LiqTech China”), a Chinese company organized under the Chinese Act on Limited Companies in the Peoples Republic of China. Collectively, LiqTech USA, LiqTech NA, LiqTech Holding, LiqTech Ceramics, LiqTech Water, LiqTech Plastics, LiqTech Water Projects, LiqTech Emission Control and LiqTech China are referred to herein as our “Subsidiaries”.

We conduct and manage our operations from our office and manufacturing facilities in the Kingdom of Denmark, more specifically Hobro, Aarhus, and Ballerup in the Copenhagen area. We are currently working to establish manufacturing operations in China.

Our Strategy

Our strategy is to create stockholder value by leveraging our competitive strengths in silicon carbide filters, membranes, and water treatment solutions through our focus on discrete applications in key end markets. Essential features of our strategy include:

●

Retain and acquire new customers in the marine industry.  We currently provide water filtration systems for scrubber technology providers, shipowners, and ship operators as well as tailored filtration systems for oil & gas operators and services companies. We are expanding our range of products to better leverage existing customer relationships and develop new relationships within the oil & gas, marine, and global chemical industries.

●

Enter new geographic markets and expand existing markets. We plan to continue to manufacture and sell our products from our manufacturing centers in Denmark, and in the future, also from our manufacturing center in Taicang, China. We work with distributors, agents, and partners to access other important geographic markets.

●

Strengthen our position in the DPF market. We believe that we have a strong position in the retrofit market for diesel particulate filter (DPF) systems. We intend to advance our efforts to maintain our market position in this area. Furthermore, we intend to leverage our OEM experience by expanding our presence with new products and in new markets relating to diesel particulate filter systems like black carbon reduction in the marine industry.

●

Develop and improve technologies and enter new end markets. We intend to continue developing our ceramic membranes and enhance the efficiency of our filtration products. We intend to find new uses for our products through continuous research and development and plan to expand into new markets that offer the Company significant opportunities.

●

Focus on the development and sales of standardized water filtration and treatment systems. We will continue our focus on selling systems based on our unique SiC membranes. We will also combine the ceramic membranes with other technologies to offer our customers complete filtration solutions. Moreover, we will continue developing smaller standard systems like groundwater treatment and residential swimming pools.

Our Company

We filed our Articles of Incorporation on July 1, 2004 and are incorporated under the laws of the State of Nevada. Our principal executive office is located at Industriparken 22C, 2750 Ballerup, Denmark, and our telephone number is +45 3131 5941. We maintain an Internet website at www.liqtech.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our website as soon as reasonably practicable after we electronically file with or furnish them to the SEC and are available in print to any stockholder who requests a copy. The information contained in, or accessible from, our website is not a part of this Prospectus.

Additionally, the SEC maintains a website that contains reports, proxy statements, information statements and other information regarding issuers, including us, that file electronically with the SEC at www.sec.gov.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in our filings with the SEC, as well as all of the information contained in any prospectus supplement, free writing prospectus and amendments thereto, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment.. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that is incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “continuing,” “ongoing,” “strategy,” “future,” “likely,” “may,” “should,” “could,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as anticipated revenue; anticipated levels of capital expenditures for our current fiscal year; our belief that we have, or will have, sufficient liquidity to fund our business operations during the next 12 months; strategy for gaining customers, growth, product development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Forward-looking statements include, but are not limited to, statements concerning:

●	The COVID-19 outbreak and its effects on our business operations and financial condition;

●

Our dependence on a few major customers for a significant portion of our revenue and the potential adverse effects to our financial condition if we fail to maintain or develop our relationship with one or more of these major customers;

●	The impact on our business operations and financial condition if we fail to raise additional funds;

●	The potential adverse effects to our business operations and financial condition by changes in China’s political, social, regulatory, or economic environments;

●	The potential interruption or delay of raw materials from China caused by restrictions on freight and transportation routes;

●	The exposure to potentially adverse tax consequences on our international operations;

●	The impact to our business operations by adverse conditions or events affecting the marine transportation industries;

●	Our ability to adapt to potentially adverse changes in global and regional economic conditions and legislative, regulatory, and political developments;

●	Our dependence on the expertise and experience of our management team;

●	Our future reliance on qualified additional personnel to expand our business;

●

Our ability to compete in the regulatory landscape with continued enforcement of existing emissions-related environmental regulations and the potential further tightening of emission standards worldwide;

●	Our dependence on the funding for emissions control programs;

●	Our ability to adapt to and manage our expected growth;

●	Our ability to compete under constantly changing governmental standards by which our products are evaluated;

●	The potential monetary costs of defending our intellectual property rights;

●	Our potential inability to successfully protect our intellectual property rights;

●	The possibility of a dispute over intellectual property developed in conjunction with third parties we have contractual relationships with;

●	The possibility that we could become subject to litigation that could be costly, limit or cancel our intellectual property rights, or divert time and efforts away from our business operations;

●	The potential negative impact to the sales of our products caused by technological advances of our competitors;

●	The adverse effect to our business operations if we fail to obtain adequate supplies of raw materials or fail to obtain raw materials at affordable prices;

●	Our potential reliance on subcontractors or obtain additional manufacturing capacity to meet current demand;

●	The fluctuation and volatility of foreign currencies could adversely impact financial performance;

●	Potential liability for environmental harm or damages resulting from technical faults or failures of our products;

●

The possibility that an investor located within the United States may not be able to or find it difficult to enforce any judgments obtained in United States courts because a significant portion of our assets and some of our officers and directors may be located outside of the United States;

●	The possibility that our plan to establish a joint venture in the Middle East may not realize any benefits;

●	The possibility that we may not be able to maintain an effective system of internal control over financial reporting, leading to inaccurate reports of our financial results;

●	The possibility of breaches in the security of our information technology systems;

●	The risk of liability regarding compliance issues with environmental laws and regulations;

●	The potential negative impact of more stringent environmental laws and regulations as governmental agencies seek to improve minimum standards; and

●

The possibility that enforcement actions to suspend or severely restrict our business operations will be brought against the Company for our failure to comply with laws or regulations and the potential costs of defending against such actions.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under Item 1.A “Risk Factors” contained in our Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds of this offering to fund the growth of the business in Denmark and overseas, including adding manufacturing capacity through equipment purchases, funding continued research and development efforts, for general corporate purposes, and the potential insourcing of currently outsourced manufacturing. If our expected additions to our manufacturing capacity, continued research and development efforts or insourcing of currently outsourced manufacturing do not materialize for any reason, we reserve the right to use all of the net proceeds from this offering for general corporate and operations purposes. Pending any such use, we reserve the right to temporarily invest the proceeds in short-term interest-bearing, investment-grade securities. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

●	common stock;
●	preferred stock, which we may issue in one or more series; and
●	warrants entitling the holders to purchase common stock.

We will describe in a prospectus supplement, which we will deliver with this prospectus at the time of sale, the terms of the particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $100,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include the following information:

●	the type and amount of securities that we propose to sell;
●	the initial public offering price of the securities;
●	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
●	the compensation, if any, of those underwriters, agents or dealers;
●	if applicable, information about any securities exchange or automated quotation system on which the securities will be listed or traded;
●	material U.S. federal income tax considerations applicable to the securities;
●	any material risk factors associated with the securities;
●	rates and times of payment of interest, dividends or other payments, if any;
●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
●	ranking, if applicable;
●	voting or other rights, if any;
●

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement; and

●	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus

DESCRIPTION OF OUR EQUITY SECURITIES

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (the “articles of incorporation”) and our Restated Bylaws (the “Bylaws”), each of which are incorporated by reference to this prospectus. We encourage you to read our articles of incorporation, our bylaws and the applicable provisions of the Nevada Revised Statutes for additional information.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 2,500,000 shares of preferred stock, par value $0.001 per share. As of April 25, 2022, we had 21,352,688 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Common Stock

Voting -- Holders of our common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors, and do not have any right to cumulate votes in the election of directors.

Dividends -- Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, holders of our common stock are entitled to receive ratably such dividends as our Board of Directors from time to time may declare out of funds legally available.

Liquidation Rights -- In the event of any liquidation, dissolution or winding-up of affairs of the Company, after payment of all of our debts and liabilities and subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock, the holders of our common stock will be entitled to share ratably in the distribution of any of our remaining assets.

Other Matters -- Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption rights or sinking fund provisions with respect to the common stock. All of the issued and outstanding shares of common stock on the date of this report are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of up to 2,500,000 shares of preferred stock with such voting rights, rights of redemption and other relative rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. We currently have no plan to issue any shares of preferred stock.

Terms -- You should refer to the prospectus supplement relating to the offering of any preferred stock for specific terms of the shares, including the following terms:

●	title and stated or liquidation value;
●	number of shares offered and initial offering price;
●	voting rights and other protective provisions;
●	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
●	date from which dividends will accumulate, if applicable;
●	terms and amount of a sinking fund, if any, for purchase or redemption;
●	redemption rights, including conditions and the redemption price(s), if applicable;
●	listing on any national securities exchange;
●

terms and conditions upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation and anti-dilution provisions, if applicable;

●	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding-up of our affairs, including liquidation preference amount;
●

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding-up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions; and
●	discussion of applicable material U.S. federal income tax consequences.

The terms of any preferred stock we issue under this prospectus will be set forth in a certificate of designation. We will file a form of the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking -- Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

●	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;
●	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and
●	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting -- Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends -- Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders may be entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption -- If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that prospectus supplement may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Rights --  In the event of our voluntary or involuntary dissolution, liquidation or winding-up, the holders of any series of our preferred stock may be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock may share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights -- The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include:

●	the number of shares of common stock or other securities into which the preferred stock is convertible;
●	the conversion price (or manner of calculation);
●	the conversion period;
●	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;
●	the events, if any, requiring an adjustment of the conversion price; and
●	provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar -- We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Warrants

We may issue warrants for the purchase of common stock. If we offer warrants, we will describe the terms of the warrants in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we may issue warrants under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

●	title of the warrants;
●	aggregate number of warrants;
●	the price or prices at which the warrants will be issued;
●	the designation, number and terms of the shares of common stock that may be purchased upon exercise of the warrants;
●	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
●	the purchase price for each security purchasable on exercise of the warrants;
●	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
●	the minimum or maximum number of shares of common stock that may be purchased at any one time upon exercise of the warrants;
●	any anti-dilution provisions or other adjustments to the exercise price of the warrants;
●	the terms of any right that we may have to redeem the warrants;
●	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement, if any;
●	information with respect to book-entry procedures, if any;
●	a discussion of material U.S. federal income tax considerations; and
●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Indemnification of Directors and Executive Officers and Limitation on Liability

The Company’s Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

The Bylaws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

The Bylaws provide that the Company must pay the costs incurred by any person entitled to indemnification in defending a proceeding as such costs are incurred and in advance of the final disposition of a proceeding; provided however, that the Company must pay such costs only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

The Bylaws provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer.

Nevada Revised Statutes 78.751 and 78.7502 have provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney’s fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, the Nevada Revised Statues provide that he must be indemnified by the Company against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statues also provides that any discretionary indemnification, unless ordered by a court or advanced by the Company, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	By the stockholders;
●	By the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;
●	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or
●	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;
●	through dealers;
●	through agents;
●	directly to purchasers; or
●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be affected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;
●	any discounts and commissions to be allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended included or referred to in this prospectus have been audited by Sadler, Gibb & Associates, LLC, independent registered certified public accountants, and are incorporated by reference into this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may review the registration statement and any document we file with the SEC by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.liqtech.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K or other information “furnished” to the SEC, or any exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

(2)	our Current Reports on Form 8-K, as filed with the SEC on March 18, 2022, as amended by the Company’s Current Report on Form 8-K/A, as filed with the SEC on March 28, 2022;

(3)

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and all proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (1) above; and

(4)

The description of the Company’s capital stock contained in the Company’s Form 8-A filed with the SEC on April 15, 2019, which incorporates by reference the descriptions set forth in the Company’s Registration Statement on Form S-3 (File No. 333-220496) filed with the SEC on September 15, 2017.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

LiqTech International, Inc.

Industriparken 22C, DK 2750

Ballerup, Denmark

+45 3131 5941

LIQTECH INTERNATIONAL, INC.

$100,000,000 of Common Stock

PROSPECTUS

Shares of Common Stock

Pre-Funded Warrants to Purchase                   Shares of Common Stock

LIQTECH INTERNATIONAL, INC.

PROSPECTUS SUPPLEMENT

Lake Street

Joseph Gunnar & Co., LLC

May      , 2022